UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 405-5012

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On December 15, 2008, David G. Barnes resigned from his position of Executive Vice President, Chief Strategy Officer, effective January 2, 2009. Mr. Barnes will remain eligible to receive an annual incentive bonus for the 2008 fiscal year.

Item 5.03.	Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year.

On December 11, 2008, the Board of Directors (the “Board”) of The Western Union Company (the “Company”) approved amendments to Article II, Sections 8 and 9 and Article VIII, Section 7 of the Company’s By-laws (the “By-laws”).

The amendments to Article II, Sections 8 and 9 of the By-laws expand the information required to be provided by any stockholder who submits a nomination for election to the Board or a stockholder proposal for consideration at an annual meeting of stockholders. Such amendments require a stockholder submitting a nomination or proposal to disclose whether the stockholder or a person on the stockholder’s behalf has entered into a hedging transaction or other transaction or series of transactions (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss or to manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any shares of stock of the Company. The amendments to Article II, Sections 8 and 9 of the By-laws also provide that the information requirements apply to a beneficial owner, if any, on whose behalf such a nomination or stockholder proposal is made.

The amendment to Article VII, Section 7 of the By-laws provides that no repeal, modification or amendment of, or adoption of any provision inconsistent with, Article VII of the By-laws, which relates to indemnification and advancement of expenses for officers and employees of the Company, shall adversely affect any right or protection of any person granted pursuant to the By-laws existing at, with respect to, arising out of or related to any event, act or omission that occurred prior to the time of such repeal, modification, amendment or adoption. Such protection applies regardless of when any proceeding relating to such event, act or omission arises or is first threatened, commenced or completed.

The amended By-laws are effective as of December 11, 2008. The foregoing summary of the amended By-laws does not purport to be a complete description thereof and the summary is qualified in its entirety by reference to the full text of the amended By-laws which are attached as Exhibit 3.1(ii) to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
3.1(ii)	The Western Union Company By-laws, as amended on December 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: December 17, 2008.		/s/ Sarah J. Kilgore
	By:	Sarah J. Kilgore
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1(ii)	The Western Union Company By-laws, as amended on December 11, 2008

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